UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2016

DTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50335	77-0467655
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5220 Las Virgenes Road Calabasas, CA		91302
(Address of principal executive offices)		(Zip Code)

(818) 436-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 24, 2016, DTS, Inc. (the "Company") entered into the First Amendment to Credit Agreement (the "Amendment"), by and among the Company, Wells Fargo Bank, National Association ("Wells Fargo"), and the subsidiary guarantor and certain of the lenders referred to therein. The Amendment amends the Credit Agreement dated October 1, 2015, by and among the Company, Wells Fargo, Wells Fargo Securities, LLC, and other lenders referred to therein (the "Credit Agreement"). The Credit Agreement was filed as Exhibit 10.1 of the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission ("SEC") on October 7, 2015. Under the Credit Agreement, the Company has borrowed amounts under a term loan and revolving line of credit.

The Amendment was entered into in connection with the sale or licensing of certain intellectual property rights acquired from iBiquity Digital Corporation (the "iBiquity IP") to certain foreign subsidiaries of the Company (the "IP transaction"). The Company implemented the IP transaction to align with its current operating processes, to optimize the Company's global legal, operational and tax structure, and to maximize the use of available net operating loss carryforwards acquired from iBiquity.

The Amendment permits the IP transaction under the asset disposition and liens covenants of the Credit Agreement, and requires the Company to make prepayments of $20.0 million of the term loan, which is to be paid in installments of $10.0 million by July 15, 2016, $5.0 million by September 30, 2016 and $5.0 million by December 30, 2016 (the "Prepayments"). In addition, the scheduled principal installment payments under the Credit Agreement are unchanged by the Amendment. The Prepayments will be applied to the scheduled principal installments under the Credit Agreement in inverse order of maturity, beginning with the final principal balance due on October 1, 2020. The Company intends to make the Prepayments with cash and investments on hand and operating cash flows.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01 and the Credit Agreement.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1
First Amendment to Credit Agreement, dated as of June 24, 2016, by and among DTS, Inc., the Subsidiary Guarantors party and certain of the Lenders referred to therein, and Wells Fargo Bank, National Association, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DTS, INC.

Date: June 30, 2016

By: /s/ Melvin Flanigan
Melvin Flanigan
Executive Vice President, Finance
and Chief Financial Officer
(principal financial and
accounting officer)

Exhibit Index

Exhibit No.	Description

10.1
First Amendment to Credit Agreement, dated as of June 24, 2016, by and among DTS, Inc., the Subsidiary Guarantors party and certain of the Lenders referred to therein, and Wells Fargo Bank, National Association, as administrative agent.